Exhibit 10.20

FORM OF LOCKUP AGREEMENT

THIS LOCKUP AGREEMENT (this "Agreement") is made and entered into as of [_________], 2014, by and among MergeWorthRx Corp., a Delaware corporation ("Parent"), and the undersigned Company Stockholder ("Seller"). Each capitalized term used, but not otherwise defined, herein has the respective meaning ascribed to such term in the Agreement and Plan of Merger and Reorganization, dated as of October 14, 2014, by and among Parent, AeroCare Holdings, Inc., a Delaware corporation, and the other parties thereto (the "Merger Agreement").

In connection with the consummation of the transactions contemplated by the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Seller and Parent hereby agree as follows:

1.          The execution and delivery of this Agreement is a condition to the performance of the parties' obligations under the Merger Agreement, including the delivery of the shares of Parent Common Stock issued to the Seller pursuant thereto (the "Shares").

2.          Seller hereby acknowledges and agrees that during the Lockup Period (as defined below), as applicable to those Shares which remain subject to the Lockup Period from time to time (as set forth below), it shall not (A) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to any portion of such Shares, (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such Shares, whether any such transaction is to be settled by delivery of such Shares or such other securities, in cash or otherwise, or (C) publicly announce any intention to effect any transaction specified in clause (A) or (B). As used herein, the term "Lockup Period" means the period beginning on the Closing Date and ending on the earlier of: (a) (i) with respect to fifty percent (50%) of the Shares, the six month anniversary of the Closing Date, and (ii) with respect to the remaining fifty percent (50%) of the Shares, the twelve month anniversary of the Closing Date and (b) the date that Parent consummates a liquidation, merger, stock exchange or other similar transaction that results in all of the holders of Parent Common Stock having the right to exchange their shares of Parent Common Stock for cash, securities or other property.

3.           Notwithstanding the provisions of paragraph 2, above, each Seller may transfer any or all of its Shares:

(a)          to the officers, directors or employees of Parent;

(b)          if Seller is an entity, to any person which, directly or indirectly, controls, is controlled by or is under common control with such Seller, including, without limitation, any partner, officer, director or member of such Seller and, with respect to any Seller that is a private investment fund, to any person which is controlled by or under common control with one or more general partners of such Seller;

(c)          to Seller’s immediate family members and trusts for estate planning purposes;

(d)          by virtue of the laws of descent and distribution upon Seller’s death; or

(e)          pursuant to a qualified domestic relations order;

provided, however, that, in the case of clauses (a) through (e), such permitted transferee(s) becomes bound by the transfer restrictions and forfeiture provisions contained herein.

4.          In furtherance of the foregoing, Seller hereby authorizes Parent during the Lockup Period to cause the transfer agent for the Parent Common Stock to decline to transfer any Shares, and to place restrictive legends and note stop transfer restrictions on the Shares, the stock register and other records relating to the Shares.

5.          Seller hereby represents and warrants to Parent that (i) it has full power and authority to enter into this Agreement and (ii) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.

6.          Parent hereby represents and warrants to Seller that the lock-up restrictions set forth herein are no more restrictive to Seller than those lock-up restrictions applicable to the Parent’s Sponsors in that certain Stock Escrow Agreement dated as of June 26, 2013, by and among MEDWORTH ACQUISITION CORP., a Delaware corporation, Charles F. Fistel, Stephen B. Cichy, and Anthony Minnuto, John J. Delucca, Jeffrey A. Rein, Robert G. Savage and Howard I. Schwartz, M.D and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (the “Parent Lock-Up Restrictions”).

7.          Parent hereby covenants to Seller that, in the event that any of the Parent Lock-Up Restrictions are amended, waived or otherwise modified in a manner that makes the lock-up restrictions set forth herein more restrictive to Seller than the Parent Lock-Up Restrictions, this Agreement shall be promptly amended to be no more or less restrictive to Seller than such amended, waived or modified Parent Lock-Up Restrictions; provided, that in no event shall the lock-up restrictions set forth herein extend beyond the 12 month anniversary of the Closing Date. To the extent this Agreement is amended, waived or otherwise modified in a manner that makes the lock-up restrictions set forth herein less restrictive to Seller, Seller acknowledges and agrees that Parent and Parent’s Sponsors shall be permitted to amend, waive or otherwise modify the Parent Lock-Up Restrictions to be no more or less restrictive to Parent’s Sponsors than such amended, waived or modified lock-up restrictions applicable to Seller set forth herein.

8.          This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

9.          No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph 8 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on each party's respective successors, heirs, personal representatives and assigns.

10.         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that· would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York City in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11.         Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, or by electronic or facsimile transmission, to the address, email or facsimile number indicated on the books and records of Parent or such other address as a party shall subsequently provide.

12.         Upon request by Parent, Seller will execute any additional documents necessary in connection with enforcement hereof.

13.         This Agreement may not be amended without the approval of the Audit Committee of the Board of Directors of Parent.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Lockup Agreement on the date first written above.

MERGEWORTHRX CORP.

By:
Name:
Its:

[COMPANY STOCKHOLDER]

By:
Name:
Its: